UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2026

Octave Intelligence plc (Exact Name of Registrant as Specified in its Charter)

Ireland	001-43124	98-1878833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
305 Intergraph Way, Madison, Alabama 35758
(Address of principal executive offices, including zip code)
(256) 730-2000
(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

B Ordinary Shares, par value $0.01 per share	OCTV	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 22, 2026 (the “Distribution Date”) at 7:30 A.M. New York time (the “Effective Time”), Hexagon AB (“Hexagon”) completed the previously announced distribution to holders of its Class A Shares and Class B Shares (together, “Hexagon Shares”) of all the issued share capital of Octave Intelligence plc (“Octave,” the “Company,” “we,” “us,” or “our”), consisting of A Ordinary Shares, par value $0.01 per share (“Octave Class A Ordinary Shares”), and B Ordinary Shares, par value $0.01 per share (“Octave Class B Ordinary Shares”) (together, the “Octave Shares”) (the “Distribution”). Each holder of record of Hexagon Shares received one (1) Octave Class A Ordinary Share for every ten (10) Hexagon Class A Shares and one (1) Octave Class B Ordinary Share for every ten (10) Hexagon Class B Shares held on May 22, 2026 (the “Record Date”). The Octave Shares will be delivered to holders of record on the Record Date, other than holders of Octave Class A Ordinary Shares and affiliates of Hexagon, in the form of Swedish Depository Receipts on or about May 26, 2026.
In connection with the Distribution, on May 22, 2026, the Company entered into several agreements with Hexagon that set forth the principal actions taken or to be taken in connection with the Distribution and that govern the relationship between the Company and Hexagon (other than the Registration Rights Agreement, which is between the Company and Melker Schörling AB, Hexagon’s and the Company’s significant shareholder) following the Distribution, including the following agreements (collectively, the “Spin Agreements”):
•Distribution Agreement;
•Tax Disaffiliation Agreement;
•Employee Matters Agreement;
•Master Transition Services Agreement; and
•Registration Rights Agreement.
A summary of certain material terms of each of the Spin Agreements can be found in the section entitled “Certain Relationships and Related Person Transactions—Relationship Between Hexagon and Octave After the Distribution” in the Information Statement attached as Exhibit 99.1 to Octave’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 12, 2026 (the “Information Statement”), and is incorporated herein by reference. The summary is qualified in its entirety by reference to the Distribution Agreement, the Tax Disaffiliation Agreement, the Employee Matters Agreement, the Master Transition Services Agreement, and the Registration Rights Agreement which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed in the Information Statement, on April 27, 2026, the Company entered into a senior unsecured credit facility (the “Credit Agreement”) consisting of (a) a five-year senior unsecured multi-currency revolving credit facility in an aggregate principal amount of up to $500 million (the “Revolving Credit Facility”) and (b) a four-year senior unsecured term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”) consisting of (i) a U.S. dollar-denominated term loan in an amount of up to $350 million and (ii) a euro-denominated term loan in an amount of up to €150 million.
In connection with the Distribution, on the Distribution Date the Company fully drew the Term Loan Facility and borrowed approximately $120 million and €25 million under the Revolving Credit Facility. The proceeds from the borrowings under the Credit Facilities were used to fund a cash payment of $625 million to Hexagon in connection with the Distribution.
A summary of certain material terms of the Credit Agreement is set forth in the section entitled “Description of Material Indebtedness—Revolving Credit Facility and Term Loan Facility” in the Information Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.
On May 20, 2026, the Audit Committee of the Board of Directors of the Company (i) dismissed PricewaterhouseCoopers AB (“PwC Sweden”) as the Company’s independent registered public accounting firm (the “Dismissal”) and (ii) appointed PricewaterhouseCoopers LLP, United States (“PwC US”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Appointment”). The Dismissal and the Appointment were each contingent on the Distribution occurring and became effective immediately after the Effective Time.
The audit reports of PwC Sweden on the combined balance sheets of the Octave business of Hexagon as of December 31, 2025 and 2024 and the related combined statements of operations, comprehensive income, equity, and cash flows for each of the three years in the period ended December 31, 2025, including the related notes (collectively referred to as the “Combined Financial Statements”), contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
During the fiscal year ended December 31, 2025 and 2024 and the subsequent interim period through May 22, 2026 (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto with PwC Sweden on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC Sweden, would have caused PwC Sweden to make reference to the subject matter of such disagreements in connection with its audit report on the Combined Financial Statements, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in our internal controls over financial reporting, as disclosed in the Company’s Registration Statement on Form 10, initially filed with the SEC on February 11, 2026, as amended, and declared effective on May 12, 2026, related to two material weaknesses in our internal control over financial reporting related to our risk assessment process and segregation of duties and information technology general controls.
The Company has provided PwC Sweden with a copy of the disclosures in this Current Report on Form 8-K and has requested that PwC Sweden provide the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC Sweden agrees with the statements made by the Company herein. A copy of PwC Sweden’s letter, dated May 26, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
During the fiscal year ended December 31, 2025 and 2024 and the subsequent interim period through May 22, 2026, neither the Company nor anyone on its behalf consulted PwC US regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s combined financial statements, and neither a written report nor oral advice was provided by PwC US to the Company that PwC US concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K and the instructions relating thereto.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Transaction Bonus Agreements
In connection with the completion of the Distribution, on May 20, 2026, Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved one-time cash transaction bonuses for certain of the Company’s executive officers, including its named executive officers, in recognition of their efforts in connection with the Distribution. The following transaction bonus amounts were approved for the named executive officers: (i) Mattias Stenberg, Chief Executive Officer, $950,000; (ii) Benjamin Maslen, Chief Financial Officer, $800,000; (iii) Anthony Zana, Chief Legal Officer, $800,000; and (iv) Scott Moore, Chief Operating

Officer, $300,000. The transaction bonuses became payable immediately prior to the Distribution. Pursuant to the terms of the transaction bonus arrangements, the recipients will be required to repay the after-tax amount of the transaction bonus to the Company if, during the one-year period following the consummation of the Distribution, such recipient voluntarily terminates employment with the Company or its subsidiaries, as applicable, without “Good Reason” (as such term is defined in the Octave Intelligence plc Long-Term Incentive Plan).
The foregoing summary of the transaction bonus arrangements is qualified in its entirety by reference to the form of Transaction Bonus Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.
Executive Annual Incentive Plan
On May 20, 2026, the Compensation Committee approved and adopted the Octave Intelligence plc Executive Annual Incentive Plan (the “Plan”), effective as of January 1, 2026.
The Plan provides participants, including the Company’s named executive officers, with the opportunity to earn annual cash incentive awards, as determined by the Compensation Committee. Under the Plan, the Compensation Committee will establish individual target awards (expressed as a percentage of each participant’s annual base salary) and performance goals (which may be based on individual performance and/or Company performance (including a subsidiary, division, other operational unit or administrative department thereof)) for each performance period (generally, the Company’s fiscal year). Awards are contingent upon the achievement of the applicable performance goals established by the Compensation Committee and may be adjusted, reduced or increased in the Compensation Committee’s discretion, subject to the terms of the Plan. The Plan also includes customary provisions regarding termination of employment, clawback provisions and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.
On May 25, 2026, the Company issued a press release announcing the completion of the Distribution. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
2.1	Distribution Agreement, dated as of May 22, 2026, by and between Hexagon AB and Octave Intelligence plc.+*

10.1	Tax Disaffiliation Agreement, dated as of May 22, 2026, by and between Hexagon AB and Octave Intelligence plc.+*

10.2	Employee Matters Agreement, dated as of May 22, 2026, by and between Hexagon AB and Octave Intelligence plc.*

10.3	Master Transition Services Agreement, dated as of May 22, 2026, by and between Hexagon AB and Octave Intelligence plc.+*

10.4	Registration Rights Agreement, dated as of May 22, 2026, by and between Octave Intelligence plc and Melker Schörling AB.*

10.5
Credit Agreement, dated April 27, 2026, by and between Hexagon AB, Octave Intelligence plc, Borrowers, Borrowing Subsidiaries, Lenders and Bank of America, N.A. (incorporated by reference to Exhibit 10.11 to the Company’s Amendment No. 3 to Form 10 filed with the SEC on April 27, 2026).+

10.6	Form of Transaction Bonus Agreement.

10.7	Octave Intelligence plc Executive Annual Incentive Plan.

16.1	Letter to the Securities and Exchange Commission from PricewaterhouseCoopers AB, dated May 26, 2026.

99.1	Press Release, dated May 25, 2026, issued by Octave Intelligence plc.
__________________________
+    The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon its request.
*    Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 26, 2026

OCTAVE INTELLIGENCE PLC

By:	/s/ Anthony P. Zana
Name: Anthony P. Zana
Title: Chief Legal Officer and Corporate Secretary
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